INTERIM CONDENSED FINANCIAL STATEMENTS WhatsApp Inc. Unaudited condensed financial statements of WhatsApp Inc. As of June 30, 2014 and for the six months ended June 30, 2014 and 2013

WhatsApp Inc.
Interim Condensed Financial Statements
Unaudited condensed financial statements of WhatsApp Inc.
As of June 30, 2014 and for the six months ended June 30, 2014 and 2013 and the notes related thereto
Contents
Interim Condensed Financial Statements

WhatsApp Inc.
Condensed Balance Sheets
(In Thousands, Except for Number of Shares and Par Value)
	As of	As of
	June 30,	December 31,
	2014	2013
Assets	(Unaudited)
Current assets:
Cash	$151,707	$45,542
Restricted cash, current	5,600	—
Prepaid expenses and other current assets	2,791	2,868
Total current assets	160,098	48,410
Restricted cash	1,600	1,800
Property and equipment, net	15,743	281
Other assets	295	295
Total assets	$177,736	$50,786

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,768	$3,983
Accrued liabilities and other current liabilities	14,441	5,810
Early exercise liabilities, current portion	816	548
Deferred revenue, current portion	20,110	16,247
Total current liabilities	40,135	26,588
Early exercise liabilities, non-current portion	582	332
Facility lease financing liability	13,366	—
Deferred rent, non-current portion	875	—
Deferred revenue, non-current portion	31,821	33,129
Total liabilities	86,779	60,049
Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value of $0.000001 per share; 100,644,440 (unaudited) and 100,644,440 authorized as of June 30, 2014, and December 31, 2013, respectively; and 49,885,055 (unaudited) and 49,885,055 shares issued and outstanding with aggregate liquidation preference of $58,250 (unaudited) and $58,250 as of June 30, 2014, and December 31, 2013, respectively	420,281	420,281
Stockholders’ deficit:
Common stock, par value of $0.000001 per share; 300,000,000 Class A and 300,000,000 Class B shares authorized as of June 30, 2014 (unaudited) and 300,000,000 Class A and 300,000,000 Class B shares authorized as of December 31, 2013; 1,054,720 Class A and 172,971,690 Class B shares legally issued and outstanding, including 6,389,186 outstanding shares subject to repurchase as of June 30, 2014 (unaudited) and 250,000 Class A and 169,396,000 Class B shares legally issued and outstanding, including 8,436,347 outstanding shares subject to repurchase as of December 31, 2013	—	—
Additional paid-in capital	333,607	—
Accumulated deficit	(662,931)	(429,544)
Total stockholders’ deficit	(329,324)	(429,544)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$177,736	$50,786
See accompanying notes

1

WhatsApp Inc.
Condensed Statements of Operations
(In Thousands)

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Revenue	$15,291	$2,763
Costs and expenses:
Cost of revenue	44,170	23,326
Research and development	68,042	9,887
General and administrative	135,315	28,540
Sales and marketing	45	12
Total costs and expenses	247,572	61,765

Loss from operations	(232,281)	(59,002)
Other expenses	(227)	(57)
Loss before benefit from income taxes	(232,508)	(59,059)
Benefit from income taxes	—	293
Net loss	$(232,508)	$(58,766)

See accompanying notes

WhatsApp Inc.
Condensed Statements of Cash Flows
(In Thousands)
	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Operating activities
Net loss	$(232,508)	$(58,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	60	45
Land lease expense	50	—
Share-based compensation expense	96,604	40,481
Issuance of common stock below fair value	109,903	—
Changes in operating assets and liabilities:
Accounts receivable	—	(350)
Prepaid expenses and other current assets	77	(59)
Other assets	—	(39)
Accounts payable	242	(271)
Accrued liabilities and other current liabilities	8,631	1,856
Deferred rent, non-current portion	875	—
Deferred revenue	2,555	17,015
Net cash used in operating activities	(13,511)	(88)

Investing activities
Purchase of property and equipment	(1,663)	(148)
Change in restricted cash	(5,400)	—
Net cash used in investing activities	(7,063)	(148)

Financing activities
Proceeds from issuance of Class B common stock, net of issuance costs	125,871	–
Proceeds from exercise of stock options, net of repurchases	868	867
Net cash provided by financing activities	126,739	867

Net increase in cash	106,165	631
Cash, beginning of period	45,542	6,558
Cash, end of period	$151,707	$7,189

Supplemental disclosure of cash flow information
Cash received from income taxes refund	$1,176	$—

Supplemental disclosure of noncash investing and financing activities
Net change in accounts payable related to property and equipment additions	$543	$—
Building in progress – leased facility acquired under financing obligation	$13,316	$—

See accompanying notes

WhatsApp Inc.
Notes to Interim Condensed Financial Statements
For the Six Months Ended June 30, 2014 and 2013
and as of June 30, 2014 and December 31, 2013
1. Basis of Presentation
The unaudited condensed financial statements are prepared in conformity with U.S. generally accepted accounting principles, or GAAP, for interim reporting. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the unaudited condensed financial statements as of and for the six months ended June 30, 2014 and 2013, have been recorded. The results of operations for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014. These unaudited condensed financial statements should be read in conjunction with our audited financial statements for the year ended December 31, 2013.
The accompanying condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending December 31, 2014.
There have been no changes to our significant accounting policies described in our audited financial statements for the fiscal years ended December 31, 2013, that have had a material impact on our condensed financial statements and related notes.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make judgments, assumptions, and estimates that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates form the basis for judgments management makes about the carrying values of its assets and liabilities, which are not readily apparent from other sources. Management bases the estimates and judgments on historical information and on various other assumptions that they believe are reasonable under the circumstances. GAAP requires them to make estimates and judgments in several areas, including, but not limited to, those related to, the determination of the estimated user relationship period, fair value of share-based compensation including the fair value of common stock, construction costs capitalized due to the Company’s involvement in the construction of a leased office building, income taxes and loss.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
contingencies. These estimates are based on management’s knowledge about current events and expectations about actions they may undertake in the future. Actual results could differ materially from those estimates.
Concentrations
No user represented 10% or more of total revenue during the six months ended June 30, 2014 and 2013.
Apple, iTunes, GooglePlay, and PayPal are the primary payment processors for the Company’s messaging service. The accounts receivable balance as of June 30, 2014 and December 31, 2013, is not material.
Foreign Currency Transactions
The Company’s functional currency is U.S. dollar. Foreign currency transactions are translated into the U.S. dollar using the exchange rates prevailing at the dates of the transactions. Additionally, foreign currency denominated balances are re-measured at the end of each period using the applicable exchange rate in effect. Foreign currency re-measurement gains and losses are recognized in other expenses in the statements of operations for the six months ended June 30, 2014 and 2013.
Fair Value
The carrying value of the Company’s financial instruments, including cash, and accounts payable, approximates fair values due to their short maturities.
Cash
Cash consist principally of cash accounts and money market accounts.
Restricted Cash
Restricted cash consists of a certificate of deposit used as collateral for a facility operating lease agreement. The carrying value of the certificate of deposit approximates fair value.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Impairment of Long-Lived Assets
The Company evaluates events and changes in circumstances that could indicate carrying amounts of long-lived assets, including property and equipment, may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long‑lived assets by determining whether or not the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future undiscounted cash flows is less than the carrying amount of an asset, the Company records an impairment charge for the amount by which the carrying amount of the assets exceeds the fair value of the asset. Through June 30, 2014, the Company has not recorded any impairment charges.
Revenue Recognition
The Company provides messaging services through the WhatsApp Messenger application. The users pay a subscription fee for the messaging service that the Company offers in certain countries.
The Company derives revenue from two sources: (1) term subscription revenue (Term Subscription Fee Revenue), which is comprised of subscription fees from users utilizing the WhatsApp messaging service through their mobile devices over a subscription period of one year, three years, or five years; and (2) perpetual subscription revenue (Perpetual Subscription Fee Revenue) from users utilizing the WhatsApp messaging service on mobile devices that have perpetual subscription periods.
The Company recognizes revenue when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The service has been provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Term Subscription Fee Revenue Recognition: Under Term Subscription Fee, the first year of service is free of charge. Thereafter, users are required to pay annual subscription fees to continue to utilize the messaging service. Term based subscription arrangements are noncancelable and the associated revenue is initially deferred and recognized ratably over the subscription period.
Perpetual Subscription Fee Revenue Recognition: The Company sold perpetual subscription rights to certain users, who paid a one-time user fee prior to mid-July 2013. The perpetual subscription fee revenue is initially deferred and recognized ratably over the estimated user relationship period of seven years.
Revenue has been recorded at the gross value of the subscription fee paid by the user. The Company is the primary obligor in the arrangement with its users, retains credit risk, and is solely responsible for delivering the messaging services.
Deferred Revenue
Deferred revenue consists of subscription fee revenue received in advance of revenue recognition. Revenue that the Company expects to recognize during the 12 months following the balance sheet date are presented in deferred revenue, current portion in the balance sheets.
Cost of Revenue
Cost of revenue consists primarily of expenses associated with the delivery and distribution of the Company’s messaging services to users and includes SMS verification fees, payment processing fees, infrastructure costs, and employee compensation, benefits, and share-based compensation for certain personnel on the Company’s operations team.
Research and Development
Research and development expenses consist primarily of salaries, benefits, and share-based compensation for employees on the Company’s engineering and technical teams who are responsible for building new features for the WhatsApp Messenger application as well as improving existing feature and service offerings. The Company expenses all of its research and development costs as they are incurred.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Internal-Use Software Costs
The Company capitalizes costs to develop software for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Once an application has reached the development stage, management has authorized and committed to the funding of the software project, it is probable the project will be completed and the software will be used to perform the function intended, internal and external costs, if direct and incremental, qualifying costs are capitalized until the application is substantially complete and ready for its intended use. There were no material qualifying costs incurred during the application development stage in any of the periods presented.
Share-Based Compensation
The Company accounts for share-based employee compensation plans under the fair value recognition and measurement provisions of GAAP. Those provisions require all share-based payments to employees, including grants of stock options, to be measured based on the grant date fair value of the awards, with the resulting expense generally recognized in its statements of operations over the period during which the employee is required to perform service in exchange for the award.
The Company determines the fair value of its stock options on the date of grant utilizing the Black-Scholes-Merton option-pricing model, and is impacted by the fair value of its common stock, as well as assumptions regarding a number of highly complex and subjective variables. These variables include the expected term of the awards, expected common stock price volatility over the expected term of the option awards, risk-free interest rates, and expected dividend yield.
The Company recognizes compensation expense for stock option grants on a straight-line basis over the period during which an employee is required to provide services in exchange for the option award (requisite service period). Share-based compensation expense recognized at fair value includes the impact of estimated forfeitures. The Company estimates future forfeitures at the date of grant and revises the estimates, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Options granted to nonemployees generally vest over a requisite service period between two and four years. Fair value for stock options issued to nonemployees is remeasured periodically over the vesting period.
Income Taxes
The Company recognizes income taxes under the asset and liability method. The Company recognizes deferred income tax assets and liabilities for the expected future consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. These differences are measured using the enacted statutory tax rates that are expected to apply to taxable income for the years in which differences are expected to reverse. The Company recognizes the effect on deferred income taxes of a change in tax rates in income in the period that includes the enactment date.
The Company records a valuation allowance to reduce its deferred tax assets to the net amount that the Company believes is more likely than not to be realized. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing tax planning strategies in assessing the need for a valuation allowance. Realization of deferred tax assets is dependent upon the generation of future taxable income, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not more likely than not that the deferred tax assets will be realized as of June 30, 2014. Accordingly, the Company has recorded a full valuation allowance on its net deferred tax assets.
The Company recognizes tax benefits from uncertain tax positions only if they believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The Company makes adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. The provision for income taxes includes the effects of any reserves that are considered appropriate, as well as the related net interest and penalties.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Comprehensive Loss
For the six months ended June 30, 2014 and 2013, comprehensive loss was equal to net loss. Therefore, a separate statement of comprehensive loss has not been included in the accompanying financial statements.
New Accounting Principles
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This update provides a five-step analysis of transactions to determine when and how revenue is recognized. An entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This update is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2016, for public entities and no later than for annual reporting periods, and interim periods within those years, beginning after December 15, 2017, for non-public entities. This update may be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application. The Company is currently evaluating the potential impact of the adoption of this guidance on its financial statements.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

3. Commitments and Contingencies
The Company leases office space under noncancelable operating leases with various expiration dates through 2024. Certain of the operating lease agreements contain rent holidays, rent escalation and tenant improvement allowance provisions. Rent holidays, rent escalation provisions and tenant improvement allowances are considered in determining the straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. The Company does not assume renewals in its determination of the lease term unless the renewals are deemed to be reasonably assured at lease inception. The Company leases its corporate office and certain corporate provided apartments under various non-cancelable operating leases with various expiration dates through 2024. Rent expense for the non-cancelable operating facility leases totaled $718,000 and $415,000 for the six months ended June 30, 2014 and 2013.
In July 2013, the Company entered into a new office facility lease agreement. The 120-month lease commenced on June 1, 2014, and provides 24,278 square feet of space in Mountain View, California. Total rent, including operating expenses, payable over the lease period is $22,866,000. As a condition of the lease agreement, the Company maintains a security deposit of $2,000,000, of which $1,600,000 is classified as long-term restricted cash and the remaining $400,000 is classified as restricted cash, current portion on the balance sheet as of June 30, 2014.
Financing Obligation – Build-to-Suit Lease
In May 2014, the Company executed a lease for a building under construction in Mountain View, California. The lease term is 120 months and will commence after completion of the construction which is expected in July 2015. The lease provides 78,256 square feet of space in Mountain View, California, and the total rent payable over the lease period is approximately $63,346,000.
As a result of the Company’s involvement during the construction period, the Company is considered for accounting purposes to be the owner of the building during the construction period . As of June 30, 2014, the Company capitalized $13,316,000 of construction costs which is included in property, plant and equipment on the balance sheet and recognized a non-current financing liability of $13,366,000 in conjunction with this facility lease. The obligation will be

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

3. Commitments and Contingencies (continued)
settled through monthly lease payments to the landlord once the construction is complete and the office space is ready for occupancy. The portion of the lease related to the land rent is treated as an operating lease expense.
Contingencies
The Company accrues estimates for resolution of legal and other contingencies when losses are probable and estimable. From time to time, the Company may become a party to litigation and subject to claims incident to the ordinary course of business, including intellectual property claims, labor and employment claims, and threatened claims, breach of contract claims, tax, and other matters. As of June 30, 2014 and December 31, 2013, there was not at least a reasonable possibility that the Company had incurred a material loss. The Company is not currently aware of any litigation matters or loss contingencies that would be expected to have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.
Indemnification
The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, in connection with any trade secret, copyright, patent or other intellectual property infringement claim by any third party with respect to its technology. The term of these indemnification agreements is generally perpetual after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future, but have not yet been made. The Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements.
The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, as limited by Delaware law.
No amounts associated with such indemnifications have been recorded to date.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

4. Issuance of Common Stock
In March 2014, the Company sold a total of 3,620,690, shares of Class B common stock to a new investor and existing investor at $34.80 per share for a total gross proceed of $126,000,000. The per share price paid by the new investor for the Company’s Class B common stock was lower than the deemed fair value of the Company’s common stock on the purchase date. Therefore, the Company recorded an expense of $109,903,000 at the date of issue. The expense is included in general and administrative expenses for the six months ended June 30, 2014.
5. Amended and Restated 2009 Equity Incentive Plan
Stock Option Plan
In July 2013, the Board of Directors adopted and approved the Company’s Amended and Restated 2009 Equity Incentive Plan (Amended 2009 EIP), which provides for the issuance of incentive and nonstatutory options, restricted stock units, restricted stock awards and stock appreciation rights to qualified employees, directors, and consultants of the Company. Options issued under the Amended 2009 Stock Plan are generally for periods not to exceed 10 years. Under the Amended 2009 Stock Plan, incentive stock options are granted at an exercise price that is not to be less than 100% of the fair market value of the Company’s common stock on the date of grant, and incentive stock options granted to holders of 10% or more of the Company’s capital stock are granted at an exercise price that is not less than 110% of the fair market value of the Company’s common stock on the date of grant, in each case as determined by the Company’s Board of Directors. Nonstatutory stock options are granted at a price that is not to be less than 100% of the fair market value of the common stock on the date of grant, as determined by the Board of Directors. Options generally vest over four years, with 25% vesting after one year and the balance vesting monthly over the remaining period.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

5. Amended and Restated 2009 Equity Incentive Plan (continued)
Early Exercises of Stock Options
Stock options granted under the Amended 2009 EIP provide employee option holders, if approved by the Board, the right to exercise unvested options in exchange for restricted common stock, which is subject to the Company’s right to repurchase any unvested common stock upon the termination of employment at the original exercise price. Early exercises of options are not deemed to be substantive exercises for accounting purposes and accordingly, amounts received for early exercises are recorded as a liability. These amounts are recorded to common stock and additional paid-in capital as the underlying shares vest. As of June 30, 2014 and December 31, 2013, the Company recorded an early exercised liability related to these shares subject to repurchase in the amount of approximately $1,398,000 and $880,000, respectively, within both current and long-term liabilities in the balance sheets. As of June 30, 2014 and December 31, 2013, there were 6,389,186 and 8,436,347 shares, respectively, subject to repurchase related to stock options early exercised and unvested.
The following is the summary of stock option activity (unaudited) for the six months ended June 30, 2014:

	Number of Shares Underlying Outstanding Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
	(In Thousands)			(In Thousands)
Balance as of December 31, 2013	13,860	$0.28	–	$914,179
Options granted	4,970	1.09	–	–
Options exercised	(2,807)	0.12	–	–
Options cancelled	(70)	0.52	–	–
Balance as of June 30, 2014	15,953	$0.56	8.45	$1,101,392

Vested and expected to vest as of June 30, 2014	15,953	$0.56	8.45	$1,101,392
Exercisable as of June 30, 2014	2,157	$0.04	6.00	$150,059

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

5. Amended and Restated 2009 Equity Incentive Plan (continued)
The intrinsic values of outstanding, vested and exercisable options were determined by multiplying the number of shares by the difference in exercise price of the options and the deemed fair value of the common stock on the reporting date.
Total Share-Based Compensation
Total share-based compensation expense related to options granted to employees and nonemployees was allocated as follows (in thousands):

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Cost of revenues	$18,388	$5,465
Research and development	61,475	27,531
General and administrative	16,741	7,485
Total share-based compensation expense	$96,604	$40,481

As of June 30, 2014, there was $550,532,000 of unrecognized share-based compensation cost related to stock options granted to employees under the Company’s Amended 2009 EIP. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 3.15 years.

WhatsApp Inc.
Notes to Interim Condensed Financial Statements (continued)

6. Income Taxes
The Company has recorded an income tax benefit of $293,000 for the six months ended June 30, 2013. No income tax provision or benefit was recognized in the six months ended June 30, 2014.
Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Due to the history of losses the Company has generated in the past, the Company believes that it is not more likely than not that the deferred tax assets will be realized as of June 30, 2014. Accordingly, the Company has recorded a full valuation allowance on its net deferred tax assets. The Company does not expect any material changes to the estimated amount of liability associated with its uncertain tax positions within the next 12 months.
7. Subsequent Events
The Company has evaluated subsequent events through September 15, 2014, the date its financial statements were available to be issued.